UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2008 Global Gold Corporation (Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2008, Global Gold Corporation (the "Company") entered into an agreement to sell all of the Company’s interest in its Chiloe and Ipun island properties in Chile, held by a Joint Venture with the Quijano family (see exhibits 10.3 and 10.4 on Form 8-K filed on November 1, 2007), to the Quijano family. The Company will retain its Joint Venture with the Quijano family with respect to the remainder of the Joint Venture's Chile properties. The agreement is to be concluded by October 15, 2008 and the properties will be transferred to the purchaser by November 1, 2008.

The consideration for the sale of the Chiloe and Ipun island properties include the following to Global Gold or its designee: (a) $200,000 USD, fifty percent of which will be paid at the closing and the other fifty percent to be paid within sixty days; (b) certain second hand equipment and parts used for mining which are currently on or around the territory of the Global Gold Valdivia joint venture to be specified in the mutually agreed transfer documents, including a Caterpillar 966 wheel loader, a Warner Swasey excavator, and a Caterpillar 290 kva generator; (c) certain land rights, buildings and improvements which are currently on or around the territory of the Global Gold Valdivia joint venture, generally described as an approximately five hectare property, known as Lote Nº11, situated in Pureo, where Amparo and Pureo mining properties are located, and approximately ten hectares including two properties with their buildings, situated in the area where the mining property Guadalupe 61-120 is located, all as to be specified in the mutually agreed transfer documents; and (d) a first priority right of payment from the profits of the Global Gold Valdivia joint venture company of $200,000 USD, all as described in exhibit 10.3 below.

Item 8.01 Other Events

On October 8, 2008, the Company issued a press release announcing that the Company recommenced plans to bring the Madre de Dios property into production within the next eight months and that it has entered into an agreement to sell all of the Company’s interest in its Chiloe and Ipun island properties in Chile to its current Joint Venture partners, the Quijano family.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No. Description

10.3	Material Contract – Chiloe and Ipun Island Properties Sale Agreement dated as of October 3, 2008.

99.1	Press release on October 8, 2008, by Global Gold Corp. Announcing it Recommences Program to Bring Madre de Dios Property in Chile into Production and Agrees to Sell Chiloe And Ipun Island Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian

	Title:	Chairman and Chief
Executive Officer